           As filed with the Securities and Exchange Commission on June 30, 1998
                                                   Registration No. 33-_________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                              QUANTUM CORPORATION
              (Exact name of issuer as specified in its charter)

        DELAWARE                                          94-2665054
(State of incorporation)                       (IRS Employer Identification No.)

                            500 McCarthy Boulevard
                          Milpitas, California  95035
                   (Address of principal executive offices)

                         1993 LONG-TERM INCENTIVE PLAN
                           (Full title of the plan)

                              Richard L. Clemmer
                            Chief Financial Officer
                              Quantum Corporation
                            500 McCarthy Boulevard
                          Milpitas, California  95035
                    (Name and address of agent for service)

                                (408) 894-4000
         (Telephone number, including area code, of agent for service)

                                   Copy to:
                            Steven E. Bochner, Esq.
                      WILSON, SONSINI, GOODRICH & ROSATI
                              650 Page Mill Road
                       Palo Alto, California  94304-1050

                        CALCULATION OF REGISTRATION FEE

========================================================================================
                                              Proposed        Proposed
                                              Maximum          Maximum       Amount of
Title of Securities        Amount to be    Offering Price     Aggregate     Registration
to be Registered          Registered (1)     Per Share*    Offering Price*      Fee
----------------------------------------------------------------------------------------
Common Stock, par value        6,435,167        $19.25     $123,876,967.70    $36,543.70
 $0.01 per share
========================================================================================

* Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based on the average of the high and low price of the Company's Common Stock as reported on the Nasdaq National Market on June 25, 1998.

(1) The shares covered by this Registration Statement represent the shares of Common Stock which have become available for issuance under the Registrant's 1993 Long-Term Incentive Plan as a result of its share replenishment feature.

================================================================================

                              QUANTUM CORPORATION
                      REGISTRATION STATEMENT ON FORM S-8

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE
          ---------------------------------------

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (Quantum Corporation is sometimes referred to herein as the "Company"):

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

          (b) The Company's Form S-8 Registration Statement under the Securities Act of 1933, as amended (the "1933 Act") (File No. 33-72222), which became effective November 30, 1993.

          (c) The Company's Form S-8 Registration Statement under the 1933 Act (File No. 33-30627), which became effective July 2, 1997.

          (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed August 1, 1983 pursuant to Section 12(b) of the 1934 Act and any amendment or report filed for the purpose of updating any such description; and

          (e) Quantum's Registration Statement on Form 8-A filed on August 5, 1988, relating to the Company's Preferred Share Purchase Rights and any amendment or report filed for the purpose of updating any such description; and


     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.
          -------------------------

          Inapplicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.
          --------------------------------------

          Inapplicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          -----------------------------------------

          Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Company's Bylaws provide for the mandatory indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Delaware General Corporation Law, and the Company has entered into agreements with its officers, directors and certain key employees implementing such indemnification.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.
          -----------------------------------

          Inapplicable.

ITEM 8.   EXHIBITS
          --------

          Exhibit
          Number                    Description
          -------                   -----------

            5.1 Opinion of Counsel as to legality of securities being registered.

            23.1         Consent of Independent Auditors.

            23.2         Consent of Counsel (contained in Exhibit 5.1).

            24.1         Power of Attorney (see page II-5).

ITEM 9.   UNDERTAKINGS
          ------------

          A. The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware General Corporation Law, the Certificate of Incorporation of the Company, the Bylaws of the Company, indemnification agreements entered into between the Company and its officers and directors or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Quantum Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 30 day of June, 1998.

                                    QUANTUM CORPORATION


                                    By: /s/ Richard L. Clemmer
                                       _______________________________________
                                          Richard L. Clemmer,
                                          Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael A. Brown and Richard L. Clemmer, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          Signature                     Title                           Date
          ---------                     -----                           ----
    /s/ Michael A. Brown       Chief Executive Officer and          June 30, 1998
-----------------------------  Chairman of the Board
    (Michael A. Brown)         (Principal Executive Officer)

  /s/ Richard L. Clemmer       Chief Financial Officer              June 30, 1998
-----------------------------  (Principal Financial and
    (Richard L. Clemmer)       Accounting
                               Officer)

   /s/ Stephen M. Berkley      Director                             June 30, 1998
-----------------------------
    (Stephen M. Berkley)

   /s/ David A. Brown          Director                             June 30, 1998
-----------------------------
    (David A. Brown)

                               Director                             June 30, 1998
-----------------------------
    (Robert J. Casale)

                               Director                             June 30, 1998
-----------------------------
    (Edward M. Esber)

  /s/ Steven C. Wheelwright    Director                             June 23, 1998
-----------------------------
    (Steven C. Wheelwright)

                               INDEX TO EXHIBITS


                                                                                        Sequentially
Exhibit                                                                                   Numbered
Number                             Description                                              Page
-------        -----------------------------------------------------                    ------------
 5.1           Opinion of Counsel......................................................
23.1           Consent of Independent Auditors.........................................
23.2           Consent of Counsel (contained in Exhibit 5.1)...........................
24.1           Power of Attorney (see Page II-5 of Registration Statement).............